UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 12, 2007

NEVADA CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-10634

Utah	87-0351702
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9149 South Monroe Plaza Way, Suite B
Sandy, Utah  84070
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-0228

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On April 12, 2007, Nevada Chemicals, Inc., (“The Company”) issued a press release announcing that Kevin Davis had been appointed as Chief Financial Officer, effective April 16, 2007.

Mr. Davis will receive an annual base salary of $110,000 and will be eligible to participate in the Company’s incentive plan with an annual target bonus of 12.5% of base salary.  The Company also agreed to pay Mr. Davis a bonus of $10,000 in connection with his acceptance of the position.  Mr. Davis will also be eligible to be considered for awards under the Company’s approved stock option program at the discretion of the Company’s Compensation Committee.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Kevin Davis has been appointed as Chief Financial Officer, effective April 16, 2007.  Mr. Davis succeeds Dennis Gauger, who resigned effective March 31, 2007.  Mr. Davis, age 42, joins Nevada Chemicals, Inc. from NPS Pharmaceuticals, a publicly held corporation, where he served as Assistant Corporate Controller from 2005 to April, 2007.  Prior to joining NPS Pharmaceuticals, Mr. Davis was Chief Financial Officer for Lehi Roller Mills Inc., located in Lehi, Utah, a privately held corporation from 2003 to 2005 and NetOpt, Inc. as President and Chief Financial Officer, a privately held telecom auditing and consulting organization from 2002 to 2005 and Gentner Communications Corporation, a publicly held corporation as Corporate Controller & Vice President of Conferencing Services from 1997 to 2002.  Mr. Davis graduated in 2000 from the University of Utah with a Bachelor’s Degree in Accounting.

ITEM 9.01               Financial Statements and Exhibits.

(a), (b) and (c) Not applicable.

(d) Exhibits.

99.1                      Press Release dated April 12, 2007.

99.2                      Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEVADA CHEMICALS, INC.

Date: April 12, 2007	By:	/s/ John T. Day
John T. Day
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	NAME

99.1	Press Release dated April 12, 2007
99.2	Employment Agreement